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                                                                 EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No.333-17097 of DVI, Inc. on Amendment No. 1 to Form S-3 of our report dated August 30, 1996, appearing in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 1996 and to the reference to us under the heading "Experts'' in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte, Touche LLP
Philadelphia, PA
December 18, 1996